SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                          ______________________

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported)
                              March 15, 2006


                         Dolphin Productions, Inc.
           (Exact name of registrant as specified in its charter)


       Nevada                 0-50164                87-0618756
  (State or other         (Commission file          (IRS employer
  jurisdiction of             number)             identification no.)
   incorporation)


  2068 Haun Avenue, Salt Lake                       84121
          City, Utah
(Address of principal executive offices)          (Zip code)


                              (702) 524-8928
            (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry Into a Material Definitive Agreement

     On March 15, 2006, the Company entered into an Agreement and Plan of Reorganization, (the "Agreement") with Innocom Technology Holdings Limited, a British Virgin Islands corporation ("Innocom"), and the sole shareholder of Innocom. Under the terms of the Agreement, all outstanding equity securities of Innocom will be exchanged for 32,162,500 shares of the Company's common stock, resulting in Innocom becoming a wholly owned subsidiary of the Company. The Company currently has 770,000 shares of common stock outstanding. The closing is scheduled to occur on March 30, 2006, but the closing is subject to the satisfaction of specified contingencies.

     At closing, the Company's current officers and directors will resign and William Yan Sui Hui will be appointed as the Company's sole officer and director. However, the resignations and the appointment of Mr. Hui will not become effective until after the expiration of the ten-day time period specified in Rule 14f-1 as promulgated under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements, Pro Forma Financial Information and
Exhibits.

     a.   Financial Statements of Businesses Acquired.

             Not applicable.

     b.   Pro Forma Financial Information.

             Not applicable.

     c.   Exhibits.

 Number                         Description

   2.1     Agreement and Plan of Reorganization (the
           "Agreement"), dated March 15, 2006, by and between the Company, Innocom Technology Holdings Limited, and the sole shareholder of Innocom.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DOLPHIN PRODUCTIONS, INC.



Date: March 16, 2006             By  /s/ Richard H. Casper

                                    Richard H. Casper
                                    President
                                    (Principal Executive Officer)